SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  May 29, 2001
                Date of Report (Date of earliest event reported)

                        Richton International Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

        0-12361                                            05-0122205

(Commission File Number)                       (IRS Employer Identification No.)

                   767 Fifth Avenue, New York, New York 10153
            -----------------------------------------------------
            (Address of principal executive offices)   (Zip Code)

                          (212) 751-1445
-----------------------------------------------------------------
       (Registrant's telephone number, including area code)

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Item 5. Other Events.

      Richton International Corporation, a Delaware corporation ("Richton"), Deere & Company, a Delaware corporation ("Deere"), and Green Mergersub, Inc., a wholly owned Delaware subsidiary of Deere ("Acquisition Sub") have entered into an Agreement and Plan of Merger, dated as of May 29, 2001 (the "Merger Agreement"), whereby Richton will be merged into Acquisition Sub (the "Merger") and become a wholly owned subsidiary of Deere, to be known after the Merger as John Deere Landscapes II, Inc.

      As a result of the Merger, stockholders of Richton will receive at their individual elections, either cash or common stock of Deere. Up to 49% of Richton common stock may be exchanged for cash at a price of $36.1299 per share. Richton stockholders who elect to receive stock will have the right to receive Deere common stock at the Exchange Ratio, as defined in the Merger Agreement. The Exchange Ratio works as follows: if the Deere common stock price (as determined by averaging the closing sale price of Deere common stock over the 10 consecutive trading days ending on the second full trading day prior to the effective date of the Merger) is equal to or more than $42.9375 per share, then the Exchange Ratio is 0.8415 shares of Deere common stock for each share of Richton common stock; if the Deere common stock price is less than $42.9375 per share, then the Exchange Ratio will increase in order to maintain the aggregate consideration to be received by the holders of Richton common stock.

      The Merger Agreement prohibits Richton from soliciting competing acquisition proposals. Richton, however, subject to compliance with the terms of the Merger Agreement, may provide non-public information to, and engage in negotiations and discussions with, a party or parties making unsolicited, written acquisition proposals which are deemed to be superior proposals to the Merger. Furthermore, subject to compliance with the terms of the Merger Agreement, Richton could accept a superior proposal and pay Deere a termination fee of $2,000,000.

      Following the execution and delivery of the Merger Agreement, certain stockholders of Richton entered into a voting agreement (the "Voting Agreement") whereby such stockholders committed to vote for the adoption of the Merger. The Voting Agreement terminates in the event the Merger Agreement is terminated (including in the event Richton accepts a superior proposal in compliance with the terms of the Merger Agreement).

      The closing of the Merger is subject to certain conditions, including the approval of the stockholders of Richton.

      Copies of the Merger Agreement, the Voting Agreement and the press release, dated May 30, 2001, relating to the above-described Merger are attached exhibits to this report and are incorporated herein by reference.

Exhibit Number    Description

2.1 Agreement and Plan of Merger, dated as of May 29, 2001, by and among Richton International Corporation, Deere & Company, and Green Mergersub, Inc.

99.1 Voting Agreement, dated as of May 30, 2001, by and among Deere & Company, Green Mergersub, Inc., Fred R. Sullivan, and FRS Capital Company, LLC.

99.2              Press release issued May 30, 2001, regarding the Merger.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Richton International Corporation


                                        By: /s/ Cornelius F. Griffin
                                           -------------------------------------
                                             Name:  Cornelius F. Griffin
                                             Title: Chief Financial Officer

Dated: June 11, 2001

                                 EXHIBIT INDEX

Exhibit Number    Description

2.1 Agreement and Plan of Merger, dated as of May 29, 2001, by and among Richton International Corporation, Deere & Company, and Green Mergersub, Inc.

99.1 Voting Agreement dated as of May 30, 2001, by and among Deere & Company, Green Mergersub, Inc., Fred R. Sullivan, and FRS Capital Company, LLC.

99.2              Press release issued May 30, 2001, regarding the Merger.